Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE SANTANDER CONSUMER USA HOLDINGS, INC. DERIVATIVE LITIGATION	C.A. No. 11614-VCG

STIPULATION AND AGREEMENT OF

SETTLEMENT, COMPROMISE, AND RELEASE

This Stipulation and Agreement of Settlement, Compromise, and Release (the “Settlement”) is entered into between and among the following parties, by and through their respective counsel, in the above-captioned Action1: (i) Plaintiffs; (ii) Defendants; (iii) and Santander Consumer USA Holdings, Inc. (“Santander” or the “Company”), as the Nominal Defendant. This Stipulation sets forth the terms and conditions of the Settlement of the Action and is intended by the Parties to fully, finally and forever resolve, discharge, and settle all Released Claims as against the Released Parties, subject to the approval of the Court.

[1]	All terms with initial capitalization not otherwise defined herein shall have the same the meanings as those ascribed to them in ¶1 below.

WHEREAS:

A. On October 15, 2015, Plaintiff Feldman filed a derivative complaint, captioned Feldman v. Kulas, No. 11614-VCG (Del. Ch.) (the “Feldman Action”), on behalf of the Company against certain directors and officers of Santander for breaches of fiduciary duty, alleging, among other things, that Defendants made false and misleading statements to the investing public. On September 27, 2016, Plaintiff Jackie888 filed a separate derivative complaint, captioned Jackie888, Inc. v. Kulas, No. 12775-VCG (Del. Ch.) (the “Jackie888 Action”), asserting similar allegations. The complaints in the Action alleged, among other things, that Santander, which specializes in the subprime auto lending business, suffered deficiencies in oversight, risk management, and internal controls.

B. Plaintiffs commenced the Action after several governmental investigations and civil suits, including putative federal securities class actions, involving Santander and its leadership regarding alleged wrongdoing, including through subpoenas and civil investigative demands (“CIDs”).

C. Prior to filing the complaint in the Action, by letter dated October 3, 2014, Plaintiff Feldman made a demand on the Company pursuant to 8 Del. C. §220 to inspect certain of the Company’s books and records (the “Demand”). The Company produced certain documents pursuant to the Demand, which Plaintiff Feldman reviewed prior to filing his complaint.

D. On December 29, 2015, by stipulation of the Parties, the Feldman Action was stayed pending resolution of the motions to dismiss filed in a related federal action, captioned Deka Investment GmbH v. Santander Consumer USA Holding Inc., No. 3:15-cv-02129 (N.D. Tex.) (the “Deka Action”).

E. On April 13, 2017, Plaintiff Jackie888 also stipulated to stay the Jackie888 Action pending resolution of the Deka Action.

F. On March 23, 2018, pursuant to stipulation of the Parties, the Court consolidated the Feldman and Jackie888 Actions.

G. The Parties discussed resolution of the Action and, to that end, Plaintiff Feldman sent a settlement demand letter to Defendants on February 19, 2018. Subsequently, the Parties agreed to mediate the Action. The Parties retained Robert A. Meyer of JAMS to mediate their dispute. The Parties exchanged mediation statements. Prior to the mediation, the Parties separately had multiple phone calls and email correspondence with Mr. Meyer to discuss the merits of their allegations and their respective positions. On June 14, 2018, the Parties attended a mediation session before Mr. Meyer. After a full day session, the Parties made progress on several important issues, but were unable to reach a comprehensive settlement agreement. Over the following months, in continued consultation with Mr. Meyer, the Parties made several proposals and counter-proposals and agreed to hold a second full-day mediation session before Mr. Meyer, which took place on December 12, 2018. While the Parties did not reach a resolution that day, they continued to negotiate with the assistance of Mr. Meyer and reached an agreement-in-principle on substantive terms to settle the Action. On or around July 18, 2019, the Parties executed a term sheet to that effect (the “Term Sheet”). This Stipulation memorializes the terms of the Parties’ agreement to settle the Action.

H. In connection with the above-described mediation and settlement discussions, counsel for the Parties did not discuss the appropriateness or amount of any application by Plaintiffs’ Counsel for an award of attorneys’ fees and expenses until the substantive terms of the Settlement were negotiated and agreed upon. Subsequently, the Parties discussed and have agreed on attorneys’ fees. Plaintiffs intend to submit a Fee and Expense Application and also intend to request an incentive award for Plaintiffs.

I. Plaintiffs have owned Santander common stock since the outset of the Action and continue to do so. Plaintiffs, having thoroughly considered the facts and law underlying the Action, and based upon the investigation and prosecution of the Action and the mediation that led to the Settlement, and after weighing the risks of continued litigation, have determined that it is in the best interests of Santander and its stockholders that the Action be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation and that these terms and conditions are fair, reasonable, and adequate to Santander and its stockholders.

J. Defendants have denied, and continue to deny, each and all of the claims and contentions alleged by Plaintiffs in the Action, including any and all allegations of wrongdoing, allegations of liability, and the existence of any damages asserted in or arising from the Action. Without limiting the generality of the foregoing, Defendants have denied, and continue to deny, that they acted improperly in connection with the allegations asserted in the Action, or that any misstatements or materially misleading omissions were made. Further, Defendants believe that they have substantial defenses to the claims alleged against them in the Action. Defendants have further asserted that, at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of Santander and its stockholders. Nevertheless, Defendants have concluded that further litigation in connection with the Action would be time-consuming and expensive. After weighing the costs, disruption, and distraction of continued litigation, they have determined, solely to eliminate the risk, burden, and expense of further litigation, and without admitting any wrongdoing or liability whatsoever, that the Action should be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation.

NOW THEREFORE, IT IS STIPULATED AND AGREED, by and among the Parties, by and through their undersigned counsel, and subject to the approval of the Court, that the Action shall be fully and finally compromised and settled, the Released Claims shall be released, as against the Released Parties, and the Action shall be dismissed with prejudice, upon and subject to the terms and conditions of the Settlement, as follows:

DEFINITIONS

1. The following terms, as used in this Stipulation, have the meanings specified below:

(a) “Action” means the consolidated derivative actions, captioned In re Santander Consumer USA Holdings, Inc. Derivative Litigation, C.A. No. 11614-VCG, currently pending before the Court.

(b) “Court” means the Court of Chancery of the State of Delaware.

(c) “Defendants” means Jason A. Kulas, Stephen A. Ferriss, William Rainer, Jose Doncel Razola, Brian Gunn, Victor Hill, Javier Maldonado, Robert McCarthy, Gerald P. Plush, Wolfgang Schoellkopf, Heidi Ueberroth, Mark Hurley, Thomas G. Dundon, Blythe Masters, Roman Blanco, John Corston, Jose Garcia Cantera, Monica Lopez-Monis Gallego, William Hendry, Gonzolo de las Heras Milla, Mathew Kabaker, Tagar Olson, Alberto Sanchez, Javier San Felix, Juan Andres Yanes, and Daniel Zilberman.

(d) “Effective Date” means the first date by which all of the conditions precedent set forth in ¶14 below have been met and occurred or have been waived in writing by the Parties.

(e) “Fee and Expense Application” means the application by Plaintiffs’ Counsel to be filed with the Court for an award of attorneys’ fees, reimbursement of litigation expenses, and incentive awards for Plaintiffs.

(f) “Final,” with respect to the judgment approving the Settlement or any other court order, means: (i) if no appeal from an order or judgment is taken, the date on which the time for taking such an appeal expires; or (ii) if any appeal is taken, the date on which all appeals, including petitions for rehearing or reargument, have been finally disposed of (whether through expiration of time to file, denial of any request for review, affirmance on the merits, or otherwise).

(g) “Final Order and Judgment” means the Final Order and Judgment Approving Derivative Action Settlement, substantially in the form attached hereto as Exhibit A, approving the Settlement and dismissing the Action with prejudice without costs to any Party (except as provided in this Stipulation).

(h) “Notice” means the Notice of Pendency of Derivative Action, Proposed Settlement of Derivative Action, Settlement Hearing, and Right to Appear, substantially in the form attached hereto as Exhibit B.

(i) “Parties” means Plaintiffs, Defendants, and Nominal Defendant Santander.

(j) “Person” means any individual, corporation, professional corporation, limited liability company, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or entity and their respective agents, consultants, spouses, heirs, predecessors, successors, personal representatives, representatives, and assigns.

(k) “Plaintiffs” means Brett Feldman (“Feldman”) and Jackie888, Inc. (“Jackie888”).

(l) “Plaintiffs’ Counsel” means the law firms of Rosenthal, Monhait & Goddess, P.A., Biggs & Battaglia, Scott+Scott Attorneys at Law LLP, Vianale & Vianale LLP, and Sarraf Gentile LLP.

(m) “Released Claims” means all Released Plaintiffs’ Claims and all Released Defendants’ Claims.

(n) “Released Defendants’ Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, judgments, defenses, counterclaims, offsets, decrees, matters, issues, and controversies of any kind, nature, or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims, which were or which could have been asserted by any of the Defendants in any court, tribunal, forum, or proceeding, whether based on state, local, foreign, federal, statutory, regulatory, common, or other law or rule, and which are based upon, arise out of, relate in any way to, or involve, directly or indirectly, the commencement, prosecution, defense, mediation, or settlement of the Action, including, but not limited to, discovery produced in the Action; provided, however, for the avoidance of doubt, that the Released Defendants’ Claims shall not include any claims to enforce this Stipulation, the Settlement, Final Order and Judgment, or any other document memorializing the Settlement of the Action and shall not include claims, if any, that any Party may have against any insurer with respect to any payment obligations under this Stipulation or the Settlement.

(o) “Released Defendants” means, whether or not each or all of the following Persons were named, served with process, or appeared in the Action: (i) Defendants, Defendants’ counsel, and Santander; (ii) the current and former parents (including general or limited partners), affiliates, subsidiaries, successors, predecessors, assigns, and assignees of each of the Defendants, Defendants’ counsel, and Santander; and (iii) all of the former or current agents, controlling persons, principals, members, managers, managing members, direct or indirect equity holders, employees, officers, directors, trustees, predecessors, successors, attorneys, heirs, insurers, reinsurers, co-insurers, underwriters, accountants, auditors, consultants, other representatives, servants, respective past or present family members, spouses, agents, fiduciaries, corporations, bankers, estates, and advisors of each Person listed in (i) and (ii), in their capacities as such, and each of their current and former officers, directors, employees, parents, affiliates, subsidiaries, successors, predecessors, assigns, and assignees, in their capacities as such.

(p) “Released Parties” means the Released Defendants and the Released Plaintiffs.

(q) “Released Plaintiffs’ Claims” means any and all claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, judgments, defenses, counterclaims, offsets, decrees, matters, issues, and controversies of any kind, nature, or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims, that were asserted, or that could have been asserted, by any stockholder on behalf of Santander, or by Santander, against any Released Party (or any of their current and prior parents, affiliates, subsidiaries, predecessors, officers, directors, employees, agents, successors, assigns, creditors, administrators, heirs, and legal representatives) in connection with, arising out of, related to, based upon, in whole or in part, directly or indirectly, any action or omission or failure to act alleged or which could have been alleged either in the Action, Verified Stockholder Derivative Complaints, or any demand letter related to the subject matter referenced in the Action or Verified Stockholder Derivative Complaints, including, without limitation, any such claims based, in whole or in part, on any allegations made in any of the following actions or proceedings: (1) Steck v. Santander Consumer Holdings Inc., No. 1:14-cv-06942 (S.D.N.Y.); (2) Deka Investment GmbH v. Santander Consumer USA Holding Inc., No. 3:15-cv-02129 (N.D. Tex.), (3) Parmelee v. Santander Consumer USA Holdings Inc., No. 3:16-cv-00783 (N.D. Tex.); or (4) any government investigations, actions, or proceedings referenced in the Action or Verified Stockholder Derivative Complaints; provided, however, for the avoidance of doubt, that the Released Plaintiffs’ Claims shall not include: (i) any direct claims, including, without limitation, any direct claims that any Santander Stockholder has or could assert under the federal securities laws; (ii) any claims to enforce this Stipulation, the Settlement, or Final Order and Judgment; or (iii) any claims, if any, that any Party may have against any insurer with respect to any payment obligations under this Stipulation or the Settlement.

(r) “Released Plaintiffs” means Plaintiffs, Plaintiffs’ Counsel, Santander, Santander Stockholder(s), and any and all of their former or current agents, parents, controlling persons, general or limited partners, members, managers, managing members, direct or indirect equity holders, subsidiaries, affiliates, employees, officers, directors, predecessors, successors, attorneys, heirs, assigns, insurers, reinsurers, consultants, other representatives, servants, respective past or present family members, spouses, agents, fiduciaries, partners, corporations, direct or indirect affiliates, bankers, estates, and advisors.

(s) “Releases” means the releases set forth in ¶¶6-7 below.

(t) “Scheduling Order” means the scheduling order to be entered pursuant to Rule 23.1 of the Rules of the Court of Chancery (“Rule 23.1”), substantially in the form attached hereto as Exhibit C.

(u) “Settlement” means the settlement and resolution of the Action on the terms and conditions contained in this Stipulation.

(v) “Settlement Hearing” means a hearing required under Rule 23.1 at or after which the Court will review the adequacy, fairness, and reasonableness of the Settlement and determine whether to issue the Final Order and Judgment.

(w) “Santander” means Santander Consumer USA Holdings, Inc.

(x) “Santander Stockholder(s)” means any and all persons and entities who hold of record, or beneficially own, shares of Santander as of the close of business on the date of this Stipulation.

(y) “Stipulation” means this Stipulation and Agreement of Settlement, Compromise and Release, dated January 15, 2020.

(z) “Unknown Claims” means any Released Claims that a Person granting a Release hereunder does not know or suspect to exist in his, her, or its favor at the time of the Release, including, without limitation, those that, if known, might have affected the decision to enter into or object to the Settlement. With respect to any and all Released Claims, the Parties stipulate and agree that, upon the Effective Date, Plaintiffs, Defendants, and Santander shall have expressly waived, and Santander Stockholders shall be deemed to have, and by operation of the Final Order and Judgment by the Court shall have, waived, relinquished, and released any all provisions, rights and benefits conferred by or under Cal. Civ. Code §1542 (and equivalent, comparable, or analogous provisions of the laws of the United States or any state or territory thereof, or of the common law). Cal. Civ. Code §1542 provides that:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Plaintiffs, Defendants, and Santander acknowledge, and all other Santander Stockholders by operation of law shall be deemed to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true with respect to the Released Claims, but that it is the intention of Plaintiffs, Defendants, and Santander, and all other Santander Stockholders by operation of law, to completely, fully, finally, and forever extinguish any and all Released Claims without regard to the subsequent discovery of additional or different facts. Plaintiffs, Defendants, and Santander acknowledge, and all other Santander Stockholders by operation of law shall be deemed to have acknowledged, that this waiver and the inclusion of “Unknown Claims” in the definition of “Released Claims” was separately bargained for and was a material element of the Settlement and was relied upon by each and all of the Parties in entering into this Stipulation and agreeing to the Settlement.

(aa) “Verified Stockholder Derivative Complaints” means the Verified Stockholder Derivative Complaints filed by Plaintiffs Feldman and Jackie888 on October 15, 2015, and September 27, 2016, respectively.

SETTLEMENT CONSIDERATION

2. In consideration of the full settlement, satisfaction, compromise, and release of all of the Released Plaintiffs’ Claims, as against the Released Defendants, and the dismissal with prejudice of the Action, the Parties agree as specified below.

3. Santander and the Defendants agree that the filing and pendency of the Action preceded the decision by Santander to implement certain initial corporate governance reforms (the “Initial Reforms”), the enumerated governance enhancements (the “Governance Enhancements”) were agreed to in settlement of and as a result of the Action, and the Settlement confers a substantial benefit on Santander.

4. This Settlement has been approved by those Santander director(s) who have not been named as defendants in the Action as being in the best interests of the Company.

5. The Board of Directors of Santander (the “Board”) has adopted or shall adopt resolutions and amend committee charters to the extent necessary for the implementation of the corporate governance changes set forth below. The governance reforms set forth herein shall be maintained for a period of at least four years, unless any provision (or part of any provision) is rendered unlawful or ill-advised under any statute or regulation. The Board may exercise its discretion in deciding whether to continue any of the corporate governance changes after four years.

Initial Reforms

(a) Improved oversight over accounting and financial reporting by hiring experienced accounting staff, including:

(i) appointing an additional independent director to the Audit Committee of the Board;

(ii) hiring a new Chief Accounting Officer;

(iii) hiring a new Vice President of Accounting Policy;

(iv) hiring a new Vice President of Financial Analytics; and

(v) hiring a new Head of Internal Controls.

(b) Improved management documentation, review controls, and oversight of accounting and financial reporting activities to ensure accounting practices conform to the Company’s policies and U.S. GAAP, including:

(i) completed a comprehensive design effectiveness review and augmentation of the controls;

(ii) implemented a more comprehensive monitoring plan for the credit loss allowance with a specific focus on model inputs, changes in model assumptions, and model outputs;

(iii) implemented improved controls over the development of new models or changes to models used to estimate credit loss allowance; and

(iv) implemented enhanced on-going performance monitoring procedures.

(c) Developed and implemented additional documentation, controls, and governance for the credit loss allowance and accretion processes, including:

(i) newly required quarterly accounting memorandum that provides a detailed explanation of how the Company’s Allowance for Loan and Lease Losses (“ALLL”) complies with GAAP;

(ii) newly required quarterly SAB 102 analysis that documents compliance with GAAP; and

(iii) newly required quarterly ALLL Methodology memo prepared by the Risk Department that includes a full analysis of prior quarter ALLL, including a summary of results, any changes in key assumptions or model inputs, detailed analysis of reserves, management adjustments and evidence, analysis of all qualitative factors, and industry comparisons.

Governance Enhancements

(d) Executive-Level Accounting and Credit Loss Committee

(i) Santander commits to forming and maintaining, for no less than four years, a new, executive-level Accounting and Credit Loss Committee, which shall consist of the new Chief Accounting Officer; Vice President of Accounting Policy; Vice President of Financial Analytics; and Head of Internal Controls.

(e) Formalizing and Monitoring of the Initial Reforms

(i) Santander will maintain the Initial Reforms for a period of no less than four years.

(ii) The Accounting and Credit Loss Committee shall monitor and document the effectiveness of the Initial Reforms on a quarterly basis and ensure that its newly implemented key controls for financial reporting, credit loss allowance, and accretion processes are reviewed and tested by independent parties on an annual basis; and

(iii) The Accounting and Credit Loss Committee shall oversee quarterly audits to ensure that the Initial Reforms have been established and are being maintained and shall provide the Audit Committee with a quarterly report regarding the establishment and maintenance of the Initial Reforms.

(f) Training

(i) Santander will develop and conduct, on an annual basis, broad-based Sarbanes-Oxley training for all accountable executives and control owners at Santander to ensure an understanding of the control program and employees’ roles in ensuring the accuracy and completeness of the Company’s financial statements and disclosures. Such training shall include a section on compliance with GAAP and federal and state securities laws applicable to Santander’s operations, as well as Santander’s policies and codes, including those detailed in Santander’s Code of Conduct.

(g) Board Diversity

(i) Santander agrees to interview at least one woman for every new Board position until Santander has at least four women on its Board.

(h) Revisions to Code of Conduct

(i) The Company’s Code of Conduct shall be revised to provide:

If you become aware of a failure by the Company to comply with accounting procedures mandated by the federal securities laws and SEC rules, regulations, or guidance, or if you, or anyone else you are aware of, are asked to discharge your/their respective duties in a manner that fails to comply with any such rules, regulations, or guidance, you shall immediately report the event to the legal and compliance department.

(ii) The following clause shall be added to the Code of Conduct and the Supplemental Code of Ethics for the Chief Executive Officer (“CEO”) and Senior Financial Officers:

You are expected to be familiar with legal and regulatory provisions that relate to the performance of your job and you must follow the spirit, as well as the letter, of such laws and regulations in your business dealings. No officer, employee, and/or director of Santander has any authority to engage in conduct inconsistent with applicable U.S. laws and regulations or to authorize, direct, or condone such conduct by any other person.

(i) Reporting to the Board

(i) The Chairpersons of the Risk and Audit Committees shall report to the full Board at least quarterly regarding the areas of risk oversight and corporate governance in their purview.

(j) Whistleblower Program

(i) Santander employees shall be advised that they need not report concerns directly to the Company and have the right to report concerns directly to applicable regulatory agencies (and have the right to hire their own lawyer to represent them in any such proceeding, at their own cost, if they so choose);

(ii) If a whistleblower brings his or her complaint to an outside regulator or other governmental entity, he or she will be protected by the terms of the Whistleblower Program, just as if he or she had reported the complaint internally;

(iii) Santander shall remind employees of whistleblower options and whistleblower protections in employee communications provided at least twice a year and via the Company’s intranet; and

(iv) Santander’s Chief Legal Officer shall meet at least annually with the Audit and/or Risk Committee to discuss the current Whistleblower Policy and consider any amendments thereto.

(k) Revisions to Compensation Committee Charter

(i) The Compensation Committee charter shall be amended to state that a majority of the Compensation Committee shall be comprised of independent directors.

RELEASES

6. Upon the Effective Date, Plaintiffs and each and every other Santander Stockholder, derivatively on behalf of Santander, and on behalf of themselves and their respective agents, spouses, heirs, executors, administrators, personal representatives, predecessors, successors, transferors, transferees, representatives, and assigns, in their capacities as such, and Santander directly, shall be deemed to have, and by operation of law and Final Order and Judgment shall have, completely, fully, finally, and forever compromised, settled, released, resolved, relinquished, waived, discharged, and dismissed with prejudice the Released Plaintiffs’ Claims and shall be forever enjoined from pursuing or prosecuting any and all Released Plaintiffs’ Claims, and any other litigation or demands, including books and records demands, arising out of or relating to the Released Plaintiffs’ Claims, excluding claims relating to the enforcement or effectuation of the Settlement or the Final Order and Judgement.

7. Upon the Effective Date, Defendants, Santander, and each of the other Released Defendants shall be deemed to have, and by operation of law and Final Order and Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Defendants’ Claims against the Released Plaintiffs and any and all claims (including Unknown Claims) arising out of, relating to, or in connection with the prosecution, settlement, or resolution of the Action against the Released Plaintiffs and shall be forever enjoined from prosecuting the Released Defendants’ Claims, excluding claims relating to the enforcement or effectuation of the Settlement or Final Order and Judgement. Nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of this Stipulation.

SCHEDULING ORDER; STAY OF PROCEEDINGS

8. Promptly after the execution of this Stipulation, the Parties shall jointly request entry of the Scheduling Order: (a) approving the form and manner of notice to Santander Stockholders of the pendency of the Action, the Settlement, and their right to object; (b) establishing the procedure and schedule for the Court’s consideration of the Settlement, dismissal of the Action with prejudice, and Plaintiffs’ anticipated Fee and Expense Application; and (c) staying all further proceedings in the Action except as may be necessary to implement the Settlement.

NOTICE

9. The Scheduling Order will provide that notice of the Settlement be given in the following manner: (a) disclosure of the terms of Settlement through the filing by Santander of a Form 8-K with the U.S. Securities and Exchange Commission, which filing shall include a copy of the Notice and this Stipulation; (b) mailing of an agreed upon form of notice to Santander Stockholders of record, as further described in ¶10 below; and (c) posting of the Notice and Stipulation on the investor relations page of Santander’s corporate website, which documents shall remain posted on the corporate website through the Effective Date of the Settlement. The Scheduling Order will also provide that the Notice and this Stipulation be posted on the respective websites maintained by Plaintiffs’ Counsel.

10. Santander shall mail, or cause to be mailed, the Notice to each person who was a stockholder of record of Santander common stock, as of the date that the Stipulation is executed (other than the Individual Defendants), at his, her, or its last known address appearing in the stock transfer records maintained by or on behalf of Santander. All stockholders of record who are not also beneficial owners of the shares held by them shall be requested to forward the notice to such beneficial owners of the shares.

11. Santander shall fund all costs and expenses related to providing notice of the Settlement irrespective of whether the Court approves the Settlement, as well as any costs and expenses related to the administration of the Settlement, and in no event shall Plaintiffs, Plaintiffs’ Counsel, Defendants, or Defendants’ counsel be responsible for any Notice costs.

FINAL ORDER AND JUDGMENT; DISMISSAL OF THE ACTION

12. If the Court approves the Settlement at or following the Settlement Hearing, the Parties shall jointly and promptly request that the Court enter the Final Order and Judgment in the Action.

13. Upon entry of the Final Order and Judgment, the Action shall be dismissed in its entirety with prejudice, with Plaintiffs, Defendants, and Santander each to bear his, her, or its own fees, costs, and expenses, except as expressly provided in this Stipulation.

CONDITIONS OF SETTLEMENT AND TERMINATION

14. The Effective Date of the Settlement shall be deemed to occur on the occurrence or waiver in writing by all Parties of all of the following events:

(a) the Court has approved the Settlement, following notice to Santander Stockholders and a hearing, and entered the Scheduling Order, substantially in the form attached hereto as Exhibit C;

(b) the Court has entered the Final Order and Judgment, substantially in the form attached hereto as Exhibit A;

(c) the Final Order and Judgment has become Final; and

(d) the Action is dismissed with prejudice.

15. Plaintiffs and Defendants (provided Defendants unanimously agree amongst themselves) shall each have the right to terminate the Settlement and this Stipulation, by providing written notice of their election to do so (“Termination Notice”) to the other Parties within 30 calendar days of: (a) the Court’s final refusal to enter the Scheduling Order in any material respect; (b) the Court’s final refusal to approve the Settlement or any material part thereof; (c) the Court’s final refusal to enter the Final Order and Judgment in any material respect, as to the Settlement; or (d) the date upon which an order vacating, modifying, revising, or reversing the Final Order and Judgment becomes Final. However, any decision or proceeding, whether in this Court or any appellate court, solely with respect to an application for an award of attorneys’ fees or litigation expenses shall not be considered material to the Settlement, shall not affect the finality of the Final Order and Judgment, and shall not be grounds for termination of the Settlement.

16. If Plaintiffs or Defendants exercise their right to terminate the Settlement pursuant to ¶15 above, then: (a) the Settlement and the relevant portions of this Stipulation shall be canceled; (b) Plaintiffs, Defendants, and Santander shall revert to their respective litigation positions in the Action as of immediately prior to the execution of the Term Sheet on or around July 18, 2019; and (c) the terms and provisions of the Term Sheet and this Stipulation, with the exception of this ¶16 and ¶25 below, shall have no further force and effect with respect to the Parties and shall not be used in the Action or in any other proceeding for any purpose, and the Parties shall proceed in all respects as if the Term Sheet and this Stipulation had not been entered.

17. Pending approval of the Settlement, the Parties agree to stay this Action and not to initiate any and all other proceedings other than those incident to the Settlement itself. The Parties will request the Court to order in the Scheduling Order that, pending approval of the Settlement, Plaintiffs and all other Santander Stockholders are barred and enjoined from commencing, prosecuting, instituting, or in any way participating in the commencement, institution, or prosecution of any action asserting any of the Released Plaintiffs’ Claims, either directly, representatively, derivatively, or in any other capacity, against any of the Released Defendants. In the event that any of the Released Plaintiffs’ Claims are commenced against any of the Released Defendants prior to the Effective Date of the Settlement, Plaintiffs agree to cooperate and use reasonable best efforts to assist Defendants and Santander in securing the dismissal (or a stay in contemplation of dismissal following approval of the Settlement) of such claims.

ATTORNEYS’ FEES AND EXPENSES

18. Plaintiffs’ Counsel intends to submit to the Court a Fee and Expense Application based upon the benefits provided to Santander and its stockholders from the Settlement and the prosecution of the Action. The Fee and Expense Application shall be the only petition for attorneys’ fees and expenses allowed on behalf of Plaintiffs, Plaintiffs’ Counsel, or counsel purporting to represent any other Santander Stockholder in connection with the Action or Settlement.

19. Subsequent to the execution of the Term Sheet, and after all of the material terms of the Settlement were agreed upon by the Parties, Plaintiffs’ Counsel engaged in arm’s-length negotiations with the Defendants and Santander concerning an appropriate award of attorneys’ fees and litigation expenses for Plaintiffs’ Counsel. Robert Meyer of JAMS assisted the Parties with the negotiations.

20. As a result of those negotiations, Defendants and Santander have agreed to pay to Plaintiffs’ Counsel an attorneys’ fee and litigation expenses award of $1,500,000.00, which includes a service award to each of the Plaintiffs in the amount of $5,000. The above-referenced fee and expense award shall constitute the full amount that Santander and Defendants shall be required to pay to Plaintiffs’ Counsel, or any other counsel, in connection with the Action and Settlement of the claims asserted in the Action.

21. It is not a condition of this Stipulation, the Settlement, or the Final Order and Judgment that the Court award any attorneys’ fees or expenses to Plaintiffs’ Counsel. In the event that the Court does not award attorneys’ fees or expenses, or in the event that the Court makes an award in an amount that is less than the amount requested by Plaintiffs’ Counsel or is otherwise unsatisfactory to Plaintiffs’ Counsel, or in the event that any such award is vacated or reduced on appeal, this Stipulation and the Settlement, including the effectiveness of the Releases and other obligations of the Parties under the Settlement, nevertheless shall remain in full force and effect.

22. Santander shall pay, or cause to be paid, the attorneys’ fees and expenses as awarded by the Court in response to the Fee and Expense Application within five business days after the Court issues such an order to an account designated by Plaintiffs’ Counsel, notwithstanding the existence of any timely filed objections thereto, potential for appeal therefrom, or collateral attacks on the Settlement or any part thereof. Notwithstanding anything herein to the contrary, no individual Defendant is or will be making any payment in connection with the Settlement or Fee and Expense Application, and the individual Defendants shall have no responsibility to fund, contribute to, or otherwise make any payment in connection with the Fee and Expense Application and shall have no personal monetary obligations to any person in connection with the Settlement or Fee and Expense Application.

23. Plaintiffs’ Counsel shall allocate the attorneys’ fees awarded amongst themselves in a manner which they, in good faith, believe reflects the contributions of such counsel to the institution, prosecution, and settlement of the Action. The Released Defendants and their counsel shall have no responsibility for, or liability whatsoever with respect to, the allocation of the attorneys’ fees and expenses award amongst Plaintiffs’ Counsel.

24. If, after payment of the award for attorneys’ fees and expenses, the Settlement is terminated pursuant to the terms of this Stipulation or the award is reversed, vacated, or reduced by Final order, Plaintiffs’ Counsel shall, within 30 calendar days after: (a) receiving from Defendants’ counsel notice of the termination of the Settlement; or (b) any order of a court of appropriate jurisdiction reversing, vacating, or reducing the award becomes final, make appropriate refunds or repayments to Santander or Defendants.

COOPERATION

25. In addition to the actions specifically provided for in this Stipulation, the Parties agree to use their best efforts from the date hereof to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws, regulations, or agreements, to consummate and make effective this Stipulation and the Settlement. The Parties and their attorneys agree to cooperate fully with one another in seeking the Court’s approval of the Settlement and to use their best efforts to effect the consummation of this Stipulation and the Settlement, including, but not limited to, resolving any objections raised with respect to the Settlement.

STIPULATION NOT AN ADMISSION

26. Neither the Term Sheet, Stipulation, including all exhibits thereto, or negotiations leading to the execution of the Term Sheet or the Stipulation nor any act or omission in connection therewith is intended or shall be deemed or construed to be a presumption, concession, or admission by: (a) any of the Defendants or any of the Released Defendants as to the validity of any claims, causes of action, or other issues that were, might be, or have been raised in the Action or in any other litigation, or to be evidence of or constitute an admission of wrongdoing or liability by any of them, and each of them expressly denies any such wrongdoing or liability; or (b) Plaintiffs as to the infirmity of any claim or the validity of any defense, or to the amount of any damages. The existence of the Term Sheet and this Stipulation, their contents, or of any negotiations, statements, or proceedings in connection therewith shall not be offered or admitted in evidence or referred to, interpreted, construed, invoked, or otherwise used by any Person for any purpose in the Action or otherwise, except as may be necessary to effectuate the Settlement. This provision shall remain in full force and effect in the event that the Settlement is terminated for any reason whatsoever. Notwithstanding the foregoing, any of the Released Parties may file this Stipulation, or any judgment or order of the Court related hereto in any other action that may be brought against them, in order to support any and all defenses or counterclaims based on res judicata, collateral estoppel, good faith settlement, judgment bar or reduction, any other theory of claim preclusion or issue preclusion, or similar defense or counterclaim.

NO WAIVER

27. Any failure by any Party to insist upon the strict performance by any other Party of any of the provisions of this Stipulation shall not be deemed a waiver of any of the provisions hereof and such Party, notwithstanding such failure, shall have the right thereafter to insist upon the strict performance of any and all of the provisions in this Stipulation by such other Party. All waivers must be in writing and signed by the Party against whom the waiver is asserted.

28. No waiver, express or implied, by any Party of any breach or default in the performance by any other Party of its obligations under this Stipulation shall be deemed or construed to be a waiver of any other breach, whether prior, subsequent, or contemporaneous, under this Stipulation.

AUTHORITY

29. This Stipulation will be executed by counsel to the Parties, each of which represents and warrants that he, she, or it has been duly authorized and empowered to execute this Stipulation on behalf of such Party, and that it shall be binding on such Party in accordance with its terms.

SUCCESSORS AND ASSIGNS

30. This Stipulation is, and shall be, binding upon, and inure to the benefit of, the Parties and their respective agents, spouses, heirs, predecessors, successors, personal representatives, representatives, and assigns; provided, however, that no Party shall assign or delegate its rights or responsibilities under this Stipulation without the prior written consent of the other Parties.

BREACH

31. The Parties agree that in the event of any breach of this Stipulation, all of the Parties’ rights and remedies at law, equity or otherwise, are expressly reserved.

GOVERNING LAW AND FORUM

32. This Stipulation shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflict of laws principles. Any action relating to this Stipulation will be filed exclusively in the Court. Each Party: (a) consents to personal jurisdiction in any such action (but no other action) brought in the Court; (b) consents to service of process by registered mail upon such Party and/or such Party’s agent; and (c) waives any objection to venue in the Court and any claim that Delaware or the Court is an inconvenient forum.

REPRESENTATIONS AND WARRANTIES

33. Plaintiffs and Plaintiffs’ Counsel represent and warrant that: (a) Plaintiffs are stockholders of Santander and were stockholders of Santander at all relevant times for purposes of maintaining standing in the Action; (b) none of the Released Plaintiffs’ Claims has been assigned, encumbered, or in any manner transferred, in whole or in part, by Plaintiffs or Plaintiffs’ Counsel; and (c) neither Plaintiffs nor Plaintiffs’ Counsel will attempt to assign, encumber, or in any manner transfer, in whole or in part, any of the Released Plaintiffs’ Claims.

34. Each Party represents and warrants that the Party has made such investigation of the facts pertaining to the Settlement provided for in this Stipulation, and all of the matters pertaining thereto, and has been advised by counsel, as the Party deems necessary and advisable.

ENTIRE AGREEMENT

35. This Stipulation and the attached exhibits constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior or contemporaneous oral or written agreements, understandings, or representations. All Parties agree that no representations, warranties, or inducements have been made to any Party concerning this Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents. All Parties further agree that they are not relying on any representations, warranties, or covenants that are not expressly contained and memorialized in this Stipulation or its exhibits. All of the exhibits hereto are material and integral parts hereof and are fully incorporated herein by reference; provided, however, that in the event there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit attached hereto, the terms of this Stipulation will control.

INTERPRETATION

36. This Stipulation will be deemed to have been mutually prepared by the Parties and will not be construed against any of them by reason of authorship.

37. Section and/or paragraph titles have been inserted for convenience only and will not be used in interpreting the terms of this Stipulation.

38. The terms and provisions of this Stipulation are intended solely for the benefit of the Parties, and their respective successors and permitted assigns, and it is not the intention of the Parties to confer third-party beneficiary rights or remedies upon any other Person, except with respect to: (a) any attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel pursuant to the terms of this Stipulation; and (b) the Released Parties who are not signatories hereto, who shall be third-party beneficiaries under this Stipulation and entitled to enforce it in accordance with its terms, but the consent of such third-party beneficiary shall not be required to amend, modify, or terminate this Stipulation.

AMENDMENTS

39. This Stipulation may not be amended, changed, waived, discharged, or terminated (except as explicitly provided herein), in whole or in part, except by an instrument in writing signed by counsel to all of the Parties to this Stipulation on behalf of each such Party.

COUNTERPARTS

40. This Stipulation may be executed in any number of actual, telecopied, or electronically mailed counterparts and by each of the different Parties on several counterparts, each of which when so executed and delivered will be an original. This Stipulation will become effective when the actual, telecopied, or electronically mailed counterparts have been signed by each of the Parties to this Stipulation and delivered to the other Parties. The executed signature page(s) from each actual, telecopied, or electronically mailed counterpart may be joined together and attached and will constitute one and the same instrument.

CONTINUING JURISDICTION

41. The administration and consummation of the Settlement, as embodied in this Stipulation, shall be under the authority of the Court, and the Court shall retain exclusive jurisdiction for the purposes of entering orders providing for awards of attorneys’ fees and expenses to Plaintiffs’ Counsel and the administration, interpretation, implementation, and enforcement of this Stipulation.

NOTICE TO PARTIES

42. If any Party is required to give notice to any other Party under this Stipulation, such notice shall be in writing and shall be deemed to have been duly given upon receipt of hand or courier delivery or facsimile transmission with confirmation of receipt. Notice shall be provided as follows:

If to Plaintiffs:	P. Bradford deLeeuw
deLEEUW LAW LLC
1301 Walnut Green Road
Wilmington, DE 19807

Geoffrey M. Johnson
SCOTT+SCOTT
ATTORNEYS AT LAW LLP
12434 Cedar Road, Suite 12
Cleveland Heights, OH 44118

If to Defendants:	Stephen R. DiPrima
WACHTELL, LIPTON, ROSEN
& KATZ
51 West 52nd Street
New York, NY 10019

Kevin R. Shannon
POTTER ANDERSON & CORROON LLP
1313 N. Market Street, 6th Floor
Wilmington, DE 19801

IN WITNESS WHEREOF, the Parties hereto have caused this Stipulation to be executed by their duly authorized counsel, as of January 15, 2020.

/s/ P. Bradford deLeeuw	/s/ Stephen R. DiPrima
P. Bradford deLeeuw deLEEUW LAW LLC 1301 Walnut Green Road Wilmington, DE 19807	Stephen R. DiPrima WACHTELL, LIPTON, ROSEN & KATZ 51 West 52nd Street New York, NY 10019

/s/ Geoffrey M. Johnson	/s/ Kevin R. Shannon
Geoffrey M. Johnson SCOTT+SCOTT ATTORNEYS AT LAW LLP 12434 Cedar Road, Suite 12 Cleveland Heights, OH 44118	Kevin R. Shannon POTTER ANDERSON & CORROON LLP 1313 N. Market Street, 6th Floor Wilmington, DE 19801

Attorneys for Defendants

/s/ Kenneth Vianale
Kenneth Vianale VIANALE & VIANALE LLP 5550 Glades Road, Suite 500 Boca Raton, FL 33431

/s/ Joseph Gentile
Joseph Gentile SARRAF GENTILE LLP 14 Bond Street, Suite 112 Great Neck, NY 11021

/s/ Robert D. Goldberg
Robert D. Goldberg BIGGS & BATTAGLIA 921 N. Orange Street P.O. Box 1489 Wilmington, DE 19899

Attorneys for Plaintiffs

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE SANTANDER CONSUMER USA HOLDINGS, INC. DERIVATIVE LITIGATION	CONSOLIDATED C.A. No. 11614-VCG

SUPPLEMENTAL NOTICE OF RESCHEDULED

SETTLEMENT HEARING

The Delaware Court of Chancery authorized this Notice.

This is not a solicitation from an attorney.

TO:	ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF SANTANDER CONSUMER USA HOLDINGS, INC. (“SANTANDER”) COMMON STOCK AS OF JANUARY 21, 2020.

This Supplemental Notice is hereby provided to notify you that the Court of Chancery of the State of Delaware (the “Court”) has rescheduled the date for the settlement hearing in above-captioned action (the “Action”). The Court will hold the settlement hearing on January 20, 2021, at 11 a.m. by telephone (the “Settlement Hearing”).

On January 21, 2020, the Parties in the Action entered into a Stipulation and Agreement of Settlement, Compromise, and Release (the “Stipulation”), which provides for the full settlement, satisfaction, compromise, and release of all Released Plaintiffs’ Claims against the Released Defendants and dismissal of the Action with prejudice upon the terms and conditions set forth in the Stipulation (the “Settlement”). Unless otherwise noted, all capitalized terms shall have the meaning ascribed to them in the Settlement.

On January 28, 2020, this Court entered a Scheduling Order approving the form, content and manner of giving Santander Consumer USA Holdings, Inc. (“Santander”) stockholders notice of the Settlement (the “Original Notice”), and set a deadline of May 13, 2020 for Santander stockholders to object to the Settlement and scheduled a final settlement hearing for May 27, 2020 at 1:30 p.m.

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Pursuant to the Scheduling Order, Santander gave notice of the proposed Settlement in the following manner: (a) Santander filed a Form 8-K with the U.S. Securities and Exchange Commission, which included a copy of the Original Notice; (b) Santander mailed the Original Notice to each person who was a stockholder of record of Santander common stock as of January 21, 2020 (the date that the Stipulation was executed) at his, her, or its last known address appearing in the stock transfer records maintained by or on behalf of Santander; and (c) Santander posted the Original Notice on the investor relations page of Santander’s corporate website. You may view and/or download the Original Notice setting forth the materials terms of the Settlement at http://investors.santanderconsumerusa.com/news/legal/Santander-Consumer-USA-Holdings-Inc-Derivative-Litigation. You may also view and/or download the Stipulation at http://investors.santanderconsumerusa.com/news/legal/Santander-Consumer-USA-Holdings-Inc-Derivative-Litigation.

As of May 13, 2020, no Santander stockholder had objected to the Settlement. However, on May 22, 2020, Seattle City Employees’ Retirement System (“Seattle City”) filed a notice of intent to object to the Settlement and request to continue the settlement hearing. On May 25, 2020, Plaintiffs’ counsel wrote to the Court and stated that they did not object to rescheduling the settlement hearing so that Plaintiffs could respond to Seattle City’s filing. On May 25, 2020, the Court continued the settlement hearing, which was originally scheduled for May 27, 2020.

The Parties met and conferred with Seattle City, responded to Seattle City’s discovery requests and interrogatories, and provided Seattle City with certain documents it had requested.

On November 16, 2020, Seattle City informed the Court that it would not be objecting to the Settlement.

The Court has set a new date for the Settlement Hearing for January 20, 2021 at 11 a.m. by telephone. The purposes of the Settlement Hearing are: (a) to determine whether Plaintiffs and Plaintiffs’ Counsel have adequately represented the interests of Santander and its stockholders; (b) to determine whether the proposed Settlement, on the terms and conditions provided for in the Stipulation, is fair, reasonable, and adequate to Santander and Santander Stockholders, and should be approved by the Court; (c) to determine whether the Final Order and Judgment should be entered dismissing the Action with prejudice on the terms set forth in the Stipulation; (d) to consider the application by Plaintiffs’ Counsel for an award of attorneys’ fees, reimbursement of litigation expenses, and for incentive awards to Plaintiffs; and (e) to consider any other matters that may properly be brought before the Court in connection with the Settlement.

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Santander Stockholders, as of January 21, 2020, may, but are not required to, appear at the Settlement Hearing. The Court has the right to change the hearing date or time without further notice. Thus, if you are planning to attend the Settlement Hearing, you should confirm the date and time before going to the Court. Santander Stockholders who have no objection to the Settlement do not need to appear at the Settlement Hearing or take any other action.

For precise terms and conditions of the Settlement, you may review the Stipulation filed with the Court, as well as the other pleadings and records of this litigation, which may be inspected during business hours, at the office of the Chief Register/Court Administrator, Register in Chancery, 500 N. King Street, Suite 1551, Wilmington, DE 19801. You may also view and/or download the Stipulation at h.

PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK’S OFFICE REGARDING THIS NOTICE.

Dated: December 29, 2020

BY ORDER OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE

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